Exhibit 99.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of June 27, 2017, effective as of June 30, 2017 (the “Effective Date”), by and between MANNKIND CORPORATION, a Delaware corporation (the “Borrower”) and THE MANN GROUP LLC (“Lender” and together with the Borrower, the “Parties”).

R E C I T A L S:

WHEREAS, the Borrower issued to Lender that certain Amended and Restated Promissory Note, dated as of October 18, 2012 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the “Promissory Note”).

WHEREAS, as of June 30, 2017, there will exist $10,716,201.29 of accrued and unpaid interest on the outstanding Advances under the Promissory Note (the “Outstanding Interest”) and Section 2 of the Promissory Note provides that all or any portion of accrued and unpaid interest that becomes due and payable on any Advance may be paid-in-kind and capitalized at any time upon mutual agreement of Lender and Borrower, and any such paid-in-kind interest shall thereupon constitute outstanding principal and an “Advance” for all purposes under the Promissory Note, effective on the date such interest becomes due and payable or such other date as the Parties mutually agree.

WHEREAS, the Parties wish to capitalize the Outstanding Interest, effective as of the Effective Date hereof.

WHEREAS, prior to the date hereof, the Borrower delivered a Call Notice to the Lender to request an Advance in the principal amount of $20,000,000, which Advance (in the reduced amount of $19,428,393.11, as provided for herein) is being made concurrent with this Agreement (the “June 2017 Advance”).

WHEREAS, under Section 2 of the Promissory Note, the Borrower shall pay interest on the outstanding principal amount of each Advance from the date thereof until payment in full, on a quarterly basis or such other time as the Parties mutually.

WHEREAS, Lender is a party to that certain Subordination Agreement, dated as of July 1, 2013, by and among Lender, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (the “Subordination Agreement”), which is unaffected by this Agreement.

WHEREAS, subject to the terms and conditions specified herein the Borrower wishes to and Lender has agreed to defer the payment of all interest on the outstanding Advances under the Promissory Note until July 1, 2018, unless such payments are otherwise permitted under the Subordination Agreement (the “Deferral”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

1.    Defined Terms. Capitalized terms used herein which are defined in the Promissory Note, unless otherwise defined herein, shall have the meanings ascribed to them in the Promissory Note. The Recitals to this Agreement are incorporated herein in their entirety by this reference thereto.

2.    Capitalization. Effective as of the Effective Date hereof, all Outstanding Interest is capitalized as an Advance under the Promissory Note. The Parties agree that: (a) as of December 31,

2016, there existed $9,281,216.37 of accrued and unpaid interest on the outstanding Advances under the Promissory Note; and (b) as of June 30, 2017 there will exist $10,716,201.29 of accrued and unpaid interest on the outstanding Advances under the Promissory Note.

3.    June 2017 Advance. The Parties agree that: (a) as of the date of this Agreement (without giving effect to the capitalization of the Outstanding Interest and the June 2017 Advance), the outstanding Advances under the Promissory Note aggregated $339,855,405.60; (b) such amount of $339,855,405.60 plus the capitalized Outstanding Interest of $10,716,201.29, results in total Advances (prior to the June 2017 Advance) of $350,571,606.89; (c) as the Promissory Note provides for a maximum of $370,000,000 of aggregate Advances, the remaining amount available to be borrowed by Borrower under the Promissory Note (after giving effect to the capitalization of the Outstanding Interest) is $19,428,393.11; and (d) the amount of the June 2017 Advance shall be $19,428,393.11 (i.e., the remaining amount available to be borrowed by Borrower under the Promissory Note).

4.    Deferral. Effective as of the Effective Date, the Parties agree, subject to the terms of the Subordination Agreement, to the Deferral. The Lender’s agreement to the Deferral (a) in no way shall be deemed an agreement by the Lender to waive Borrower’s compliance with the above-described interest payment covenants as of all other dates, (b) shall not limit or impair the Lender’s right to demand strict performance of such covenants as of all other dates and (c) shall not limit or impair the Lender’s right to demand strict performance of all other covenants as of any date.

5.    Lender Obligations Satisfied; Release.

(a)    Borrower agrees that after giving effect to the capitalization of the Outstanding Interest pursuant to Section 2 hereof and the funding of the June 2017 Advance: (a) the outstanding Advances under the Promissory Note shall aggregate Three Hundred Seventy Million Dollars ($370,000,000); (b) Lender shall have satisfied in full all of its obligations to make Advances to Borrower under the Promissory Note; and (c) neither Lender nor any of its affiliates shall have any obligation whatsoever to make any further Advances or loans to Borrower under the Promissory Note or otherwise.

(b)    Subject to Lender’s funding of the June 2017 Advance and the Deferral, Borrower, on behalf of itself and each of its predecessors, successors, licensees, transferees, legal representatives, trustees, beneficiaries, successor, assigns, shareholders, directors, officers, partners, employees, subsidiaries, divisions, administrators, affiliates, alter egos and parent corporations, knowingly and voluntarily waives and forever releases and discharges Lender and each of its predecessors, successors, licensees, transferees, legal representatives, trustees, beneficiaries, successor, assigns, shareholders, directors, officers, partners, employees, subsidiaries, divisions, administrators, affiliates (including without limitation the Alfred E. Mann Living Trust dated April 9, 1999, as last amended and completely restated by the Fifteenth Amendment to and complete Restatement of Alfred E. Mann Living Trust, dated October 13, 2015, and its trustees, Anoosheh Bostani, Michael S. Dreyer and Claude Mann, as well as any successor trustees), alter egos and parent corporations (collectively, “Lender’s Affiliates”), from any and all, known or unknown, anticipated or unanticipated, suspected or unsuspected, or fixed, conditional or contingent obligations, actions or causes of action at law or in equity, suits, debts, demands, claims, contracts, covenants, liens, liabilities, losses, costs, expenses (including, without limitation, attorneys’ fees) or damages of every kind, nature and description (collectively, “Claims”), arising out of or relating to (i) the Promissory Note (to the extent the Claims are in existence as of the Effective Date) or (ii) any obligation of Lender or Lender’s Affiliates to make any loans to Borrower under the Promissory Note or otherwise (collectively, the “Release”).

(c)    Borrower acknowledges that it is aware that it or its agents or employees may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the Promissory Note or Release, but that it is its intention to hereby fully, finally and forever to settle and release all of the Claims known or unknown, suspected or unsuspected (i.e., in the case of the matters released in item (i) of Section 5(b) above, to the extent the Claims are in existence as of the Effective Date) (subject to Lender’s funding of the June 2017 Advance and the Deferral). Upon the advice of legal counsel, Borrower expressly waives all benefits under Section 1542 of the California Civil Code, as well as under any other statutes or common law principles of similar effect of this or any other jurisdiction, to the extent that such benefits may contravene the provisions of the Release. Borrower hereto acknowledges that it has read and understands Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(d)    Borrower represents and warrants to Lender that, and agrees that in executing this Agreement, Borrower: (i) has received independent legal advice from its attorneys with respect to each aspect of this Agreement; (ii) is not relying upon any representation or statement made by or on behalf of any of the entities and persons released by such party with respect to any aspect of this Agreement; (iii) assumes the risk of any mistake of fact with regard to any aspect of this Agreement; and (iv) has carefully read and considered this Agreement in its entirety and fully understands its contents and the significance of each of its aspects.

6.    Effectiveness. This Agreement shall become effective on the Effective Date.

7.    Effect of this Agreement. Nothing herein shall be deemed to entitle the Borrower to any future consent, to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Promissory Note in similar or different circumstances. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Promissory Note.

8.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Borrower consents to in personam jurisdiction of the courts in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for any legal action or proceeding with respect to this Note. Borrower, by execution and delivery of this Note, hereby irrevocably accepts in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Borrower agrees to reimburse, periodically and upon request, (a) the Lender’s reasonable expenses, including the reasonable fees and disbursements of Lender’s attorneys, arising in connection with the preparation, negotiation, execution delivery, amendment and administration of this Agreement and related transactions and (ii) Lender’s expenses, including the fees and disbursements of Lender’s attorneys, in connection with the enforcement of this Agreement or the protection of the Lender’s rights under this Agreement.

9.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and Lender and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Lender may assign to one or more other persons all or a portion of its rights under this Agreement (but not its obligations) with respect to all or a portion of the Advances made by it.

10.    Integration. This Agreement and the Promissory Note reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement or instrument, oral or written, before or after the date hereof.

11.    Amendments, Modification, Etc. No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by Lender or Borrower and their assigns therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12.    Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding on all the parties. Signatures of a party to this Agreement which are sent to the other party by facsimile or email transmission (including a scanned PDF file) shall be legally binding as though such party delivered a manually-executed original, and shall evidence execution, delivery and acceptance by such party.

[Remainder of Page Intentionally Left Blank, signature page follows]

IN WITNESS WHEREOF, the undersigned Lender and the Borrower have caused this Agreement to be duly executed as of the date first written above.

BORROWER:		LENDER:

MANNKIND CORPORATION		THE MANN GROUP LLC

By:	/s/ David Thomson	By:	/s/ Anoosheh Bostani
Name:	David Thomson	Name:	Anoosheh Bostani
Title:	VP	Its:	Authorized Signatory